Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REPORTS FIRST-QUARTER 2016 FINANCIAL RESULTS
———————————
Affirms Financial Guidance for 2016

NASHVILLE, Tenn. (April 28, 2016) – Healthways (NASDAQ: HWAY) today announced financial results for the first quarter ended March 31, 2016.

First-Quarter 2016 Financial Highlights

•	Revenues of $189.2 million compared with $189.9 million for the first quarter of 2015;
•	Net loss of $14.2 million, or $0.39 per share, compared with a net loss of $2.9 million, or $0.08 per share, for the first quarter of 2015; and
•
Adjusted net loss per share of $0.08 compared with adjusted net loss per share of $0.01 for the first quarter of 2015. The adjusted results for the first quarter of 2016 exclude $5.7 million of restructuring charges; $5.0 million for a deferred tax asset valuation allowance; $2.3 million of non-cash share-based compensation; $1.8 million of non-cash interest expense; and $0.4 million of CEO transition-related expenses. The adjusted results for the first quarter of 2015 exclude $2.4 million of non-cash share-based compensation and $1.7 million of non-cash interest expense.

HEALTHWAYS, INC.
Financial Highlights
(In millions, except per-share data)
See pages 9-10 for a reconciliation of non-GAAP financial measures
	Three Months Ended
	March 31
	2016	2015

Revenues	$189.2	$189.9
Net (loss) income	(14.2)	(2.9)

Net (loss) income per share, GAAP basis	$(0.39)	$(0.08)
Non-cash interest expense per share	0.03	0.03
Restructuring charges per share	0.10	-
Deferred tax asset valuation allowance per share	0.14	-
CEO transition-related expenses per share	0.01	-
Non-cash share-based compensation per share	0.04	0.04
Adjusted net (loss) income per share[1]	$(0.08)	$(0.01)

1 Figures may not add due to rounding

- MORE -

HWAY Reports First-Quarter Results

April 28, 2016

"We are very pleased with our first-quarter performance, which reflects encouraging market demand, strong execution by our team and supports our confidence in our financial guidance for the full year. Revenues were largely in line with last year. New business revenues offset the year-over-year revenue reduction of approximately $8 million related to The Hawai'i Medical Service Association (HMSA) contract amendment and the sale of Navvis," said Donato Tramuto, Healthways Chief Executive Officer. "We are also making excellent progress on our structural reorganization and cost rationalization plan (the "Plan"), which we expect to be complete by the end of the third quarter. In addition, we remain engaged in the strategic review of our business, and we expect to complete the review and communicate our conclusions before the end of the second quarter."

Alfred Lumsdaine, Healthways Chief Financial and Chief Administrative Officer, added, "First-quarter restructuring charges of $5.7 million related to the Plan brought our cumulative costs incurred through the end of the quarter to $20.8 million of the approximately $25 million expected in total. We expect annual gross cost savings in 2017 in a range of $40 million to $45 million, with savings recognized in the first quarter of 2016 and accruing at an increasing pace during the year.

"During the quarter, we generated $11.8 million of adjusted EBITDA. As is our typical pattern, we begin the year with our lowest level of earnings as performance-based fee recognition is heavily weighted to the second half of the year. As is also typical, our new business and existing business have ramping revenue growth through the year. In addition, as previously discussed, we began restructuring-related investments in the Company during the first quarter. We are confident that this reinvestment in our business, which includes certain new resources, as well as incentive plans for our colleagues, will help to deliver performance improvements Company-wide. As previously discussed, the net savings from the Plan are expected to grow each quarter during 2016.

"We generated $7.4 million of cash flow from operations for the first quarter and incurred capital expenditures of $6.5 million. In addition, we reduced net debt by $2.2 million for the quarter and expect a net debt reduction of at least $30 million for full-year 2016. At the end of the first quarter, the Company's ratio of total debt to EBITDA, as calculated under the amended credit facility, was just under 3.0."

2016 Financial Guidance

Healthways today has affirmed its financial guidance for 2016, as follows:

•
Adjusted for an aggregate year-over-year revenue reduction of $39 million from the HMSA contract amendment and the sale of Navvis, guidance for 2016 revenue is for a percentage growth rate in the low to middle single digits range.

•
Beginning in 2016, the Company is excluding non-cash share-based compensation from adjusted EBITDA. Guidance for 2016 adjusted EBITDA, which also excludes restructuring charges and CEO transition-related expenses, is in a range of $85 million to $90 million, compared with adjusted EBITDA for 2015 of $80 million, which excluded non-cash share-based compensation, restructuring charges, joint venture investment impairment and related loss on the remaining investment commitment, CEO transition-related expenses and gain on the sale of Navvis.

•	The Company expects to use its free cash flow to reduce its debt by at least $30 million at December 31, 2016, compared with December 31, 2015.

- MORE -

HWAY Reports First-Quarter Results

April 28, 2016

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software. Presentation materials related to the conference call may also be accessed by going to www.healthways.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 1982993, and the replay will also be available on the Company's web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the Company's ability to estimate the costs associated with, and to implement and realize the anticipated benefits of, the structural reorganization and cost rationalization plan;
•	the effectiveness of management's strategies and decisions and the ability to conclude the strategic review of the business on the anticipated timeframe;
•	the Company's ability to sign and implement new contracts for our solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company's business;
•
the Company's ability to achieve estimated annualized revenue in backlog in the manner and within the timeframe we expect, which is based on certain estimates regarding the implementation of our services;

•	the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services;
•
the Company's ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•	the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
•	the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts;

- MORE -

HWAY Reports First-Quarter Results

April 28, 2016

•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company's customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance;
•
the Company's ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or patient health information and lead to enforcement actions, fines and other litigation against the Company;

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed our resources;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	counterparty risk associated with our interest rate swap agreements and foreign currency exchanged contracts;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and

•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs. Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 68 million people on four continents. Learn more at www.healthways.com.

- MORE -

HWAY Reports First-Quarter Results

April 28, 2016
HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015

Revenues	$189,217	$189,862
Cost of services (exclusive of depreciation and amortization of $10,418 and $9,526, respectively, included below)	164,002	161,453
Selling, general and administrative expenses	16,195	15,982
Depreciation and amortization	12,746	12,643
Restructuring and related charges	5,741	—

Operating loss	(9,467)	(216)
Interest expense	4,382	4,490
Equity in income from joint venture	132	—

Loss before income taxes	(13,717)	(4,706)
Income tax expense (benefit)	180	(1,793)

Net loss	$(13,897)	$(2,913)
Less: net income attributable to non-controlling interest	312	—
Net loss attributable to Healthways, Inc.	$(14,209)	$(2,913)

Loss per share attributable to Healthways, Inc.:
Basic	$(0.39)	$(0.08)

Diluted(1)	$(0.39)	$(0.08)

Comprehensive loss	$(12,851)	$(4,590)
Less: comprehensive income attributable to non-controlling interest	410	—
Comprehensive loss attributable to Healthways, Inc.	$(13,261)	$(4,590)

Weighted average common shares
and equivalents:
Basic	36,109	35,595
Diluted (1)	36,109	35,595

(1) The impact of potentially dilutive securities for the three months ended March 31, 2016 and 2015 was not considered because the effect would be anti-dilutive in each of those periods.
- MORE -

HWAY Reports First-Quarter Results

April 28, 2016
HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS
	March 31,	December 31,
	2016	2015
Current assets:
Cash and cash equivalents	$3,094	$1,870
Accounts receivable, net	101,233	108,195
Prepaid expenses	10,057	10,207
Other current assets	4,314	5,230
Income taxes receivable	1,293	1,076
Deferred tax asset	—	8,209
Total current assets	119,991	134,787

Property and equipment:
Leasehold improvements	37,627	37,565
Computer equipment and related software	317,918	315,890
Furniture and office equipment	19,812	19,776
Capital projects in process	16,939	13,676
	392,296	386,907
Less accumulated depreciation	(242,546)	(230,907)
	149,750	156,000

Other assets	17,255	23,846
Intangible assets, net	60,480	61,317
Goodwill, net	336,974	336,974

Total assets	$684,450	$712,924

- MORE -

HWAY Reports First-Quarter Results

April 28, 2016
HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31,	December 31,
	2016	2015
Current liabilities:
Accounts payable	$44,703	$41,035
Accrued salaries and benefits	21,268	21,620
Accrued liabilities	47,695	50,074
Deferred revenue	6,810	7,056
Contract billings in excess of earned revenue	13,967	12,893
Current portion of long-term debt	23,007	23,308
Current portion of long-term liabilities	6,722	6,204
Total current liabilities	164,172	162,190

Long-term debt	206,386	208,289
Long-term deferred tax liability	16,328	23,617
Other long-term liabilities	28,192	38,238

Stockholders' equity:
Preferred stock
$.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized, 36,137,666 and 36,079,446 shares outstanding, respectively	36	36
Additional paid-in capital	304,121	302,488
Retained earnings (deficit)	(4,550)	9,659
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(3,139)	(4,087)
Total Healthways, Inc. stockholders' equity	268,286	279,914
Non-controlling interest	1,086	676
Total stockholders' equity	269,372	280,590

Total liabilities and stockholders' equity	$684,450	$712,924

- MORE -

HWAY Reports First-Quarter Results

April 28, 2016
HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)
	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(13,897)	$(2,913)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	12,746	12,643
Amortization of deferred loan costs	554	492
Amortization of debt discount	1,826	1,726
Share-based employee compensation expense	2,427	2,380
Equity in income from joint ventures	(132)	—
Deferred income taxes	(191)	6,067
Excess tax benefits from share-based payment arrangements	—	(368)
Decrease in accounts receivable, net	7,471	4,962
Decrease in other current assets	1,955	236
(Decrease) increase in accounts payable	(1,175)	4,791
Decrease in accrued salaries and benefits	(440)	(9,937)
Decrease in other current liabilities	(2,013)	(19,545)
Other	(1,734)	1,297
Net cash flows provided by operating activities	7,397	1,831

Cash flows from investing activities:
Acquisition of property and equipment	(6,450)	(8,609)
Investment in joint ventures	(453)	(2,825)
Other	(275)	(286)
Net cash flows used in investing activities	(7,178)	(11,720)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	131,500	150,850
Payments of long-term debt	(136,084)	(141,086)
Excess tax benefits from share-based payment arrangements	—	368
Exercise of stock options	—	1,138
Proceeds from non-controlling interest	—	1,377
Change in cash overdraft and other	4,600	481
Net cash flows provided by financing activities	16	13,128

Effect of exchange rate changes on cash	989	(1,252)

Net increase in cash and cash equivalents	1,224	1,987

Cash and cash equivalents, beginning of period	1,870	1,765

Cash and cash equivalents, end of period	$3,094	$3,752
- MORE -

HWAY Reports First-Quarter Results

April 28, 2016

HEALTHWAYS, INC.
RECONCILIATIONS OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted Net Income (Loss) Per Share Attributable to Healthways, Inc. ("Adjusted EPS")
to Net Income (Loss) Per Share Attributable to Healthways, Inc., GAAP Basis ("EPS")

	Three Months Ended March 31,
	2016	2015
Adjusted EPS, non-GAAP basis (1)	$(0.08)	$(0.01)
EPS (loss) attributable to non-cash interest charges (2)	(0.03)	(0.03)
EPS (loss) attributable to restructuring charges (3)	(0.10)	—
EPS (loss) attributable to CEO transition-related expenses (4)	(0.01)	—
EPS (loss) attributable to valuation allowance against U.S. deferred tax assets (5)	(0.14)	—
EPS (loss) attributable to non-cash share-based compensation (6)	(0.04)	(0.04)
EPS (loss), GAAP basis (7)	$(0.39)	$(0.08)

(1) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to non-cash interest charges, restructuring charges, CEO transition-related expenses, valuation allowance against U.S. deferred tax assets, and non-cash share-based compensation charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS (loss) attributable to Healthways, Inc. determined in accordance with accounting principles generally accepted in the United States.

(2) EPS (loss) attributable to non-cash interest charges consists of pre-tax charges of $1,825,000 and $1,725,000 for the three months ended March 31, 2016 and 2015, respectively, associated with amortization of a debt discount. The tax rate applied to these non-cash interest charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(3) EPS (loss) attributable to restructuring charges consists of pre-tax charges of $5,741,000 for the three months ended March 31, 2016 associated with a Company reorganization and rationalization plan.  The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(4) EPS (loss) attributable to CEO transition-related expenses consists of pre-tax charges of $384,000 for the three months ended March 31, 2016, associated with the cash inducement award granted to our new Chief Executive Officer in 2015.  The tax rate applied to these CEO transition-related expenses was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(5) EPS (loss) attributable to a valuation allowance totals $4,957,000 for the three months ended March 31, 2016, and is the result of the increase in the valuation allowance against certain U.S. deferred tax assets.

(6) EPS (loss) attributable to the non-cash share-based compensation excluding the portion included in restructuring charges consists of pre-tax charges of $2,300,000 and $2,380,000 for the three months ended March 31, 2016 and 2015, respectively. The tax rate applied to these non-cash share-based compensation expenses was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(7) Figures may not add due to rounding.
- MORE -

HWAY Reports First-Quarter Results

April 28, 2016
Reconciliation of Adjusted EBITDA
to Net Income (Loss) Including Non-Controlling Interest, GAAP Basis
(In thousands)

	Three Months Ended March 31,
	2016	2015
Adjusted EBITDA, non-GAAP basis(8)	$11,836	$14,807
Non-cash share-based compensation (9)	(2,300)	(2,380)
Restructuring charges (10)	(5,741)	—
CEO transition-related expenses (11)	(384)	—
Depreciation and amortization	(12,746)	(12,643)
Interest expense	(4,382)	(4,490)
Income tax (expense) benefit	(180)	1,793
Net loss including non-controlling interest, GAAP basis	$(13,897)	$(2,913)

(8) Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes non-cash share-based compensation, restructuring charges, and CEO transition-related expenses from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA in isolation or as a substitute for net loss including non-controlling interest determined in accordance with accounting principles generally accepted in the United States.

(9) Non-cash share-based compensation charges consists of pre-tax charges excluding the portion included in restructuring charges of $2,300,000 and $2,380,000 for the three months ended March 31, 2016 and 2015, respectively.

(10) Restructuring charges consists of pre-tax charges of $5,741,000 for the three months ended March 31, 2016 associated with a Company reorganization and rationalization plan.

(11) CEO transition-related expenses consists of pre-tax charges of $384,000 for the three months ended March 31, 2016 associated with the cash inducement award granted to our new Chief Executive Officer in 2015.

- END -